Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350.

I, Richard P. Rainey, Chief Executive Officer of AVAX Technologies, Inc. (the “Company”), hereby certify pursuant to Section 1350, of chapter 63 of title 18, United States Code, and Section 906 of the Sarbanes–Oxley Act of 2002, that, to the best of my knowledge, (1) the quarterly report on Form 10-QSB of the Company to which this Exhibit is attached (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard P. Rainey
Richard P. Rainey

Dated: November 14, 2003

I, Richard P. Rainey, Chief Financial Officer of AVAX Technologies, Inc. (the “Company”), hereby certify pursuant to Section 1350, of chapter 63 of title 18, United States Code, and Section 906 of the Sarbanes–Oxley Act of 2002, that, to the best of my knowledge (1) the quarterly report on Form 10-QSB of the Company to which this Exhibit is attached (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard P. Rainey
Richard P. Rainey

Dated: November 14, 2003